UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 15, 2014

Adaptive Medias, Inc.

(Exact name of registrant as specified in its charter)

000-54074

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

16795 Von Karman Ave., #240

Irvine, CA 92606

(Address of principal executive offices)

949-525-4466

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Explanatory Note

On July 15, 2014, Adaptive Medias, Inc., a Nevada corporation (the “Company”), executed a Stock Purchase Agreement (the “Original Agreement”) with OneScreen, Inc., a Delaware corporation (“OneScreen”), Media Graph, Inc., a Nevada corporation and OneScreen’s spun-off former subsidiary (“Media Graph”), and the shareholders of Media Graph as set forth on Exhibit A thereto, effective June 30, 2014, as amended by that certain First Amendment to the Original Agreement dated concurrently therewith (together with the “Original Agreement”, the “Agreement”), whereby the Company acquired certain assets of OneScreen, which immediately prior thereto were held by Media Graph, in exchange for 5,000,000 shares of the Company’s Common Stock on a post-reverse stock split basis (the “Acquisition”).  The Company disclosed the Acquisition on its July 17, 2014 Current Report on Form 8-K (SEC Accession No. 0001144204-14-043556) (the “Initial 8-K”); however, OneScreen’s Audited Consolidated Financial Statements and Unaudited Interim Financial Information (together, the “Financials”) were not then available. This filing is hereby made in order to amend the Initial 8-K to provide the Financials.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

The Audited Consolidated Financial Statements of OneScreen Inc. for the fiscal years ended December 31, 2013 and 2012 and the Interim Consolidated Financial Statements for the six months ended June 30, 2014 (Unaudited) are filed as Exhibits 99.1 and 99.2, respectively, to this Form 8-K and are incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2014 and the statements of operations for the six months ended June 30, 2014 and the year ended December 31, 2013 to reflect the acquisition of the business operations of OneScreen, Inc. are filed as Exhibit 99.3 to this Form 8-K and are incorporated herein by reference.

(d) Exhibits:

Exhibit Number	Description
99.1	Audited Consolidated Financial Statements for the fiscal years ended December 31, 2013 and 2012.
99.2	Interim Consolidated Financial Statements for the six months ended June 30, 2014 and 2013 (Unaudited).
99.3	Unaudited pro forma condensed consolidated balance sheet as of June 30, 2013 and the statements of operations for the six months ended June 30, 2013 and for the year ended December 31, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2014

ADAPTIVE MEDIAS, INC.

/s/ Qayed Shareef
Qayed Shareef
Chief Executive Officer

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